Exhibit 99.1

Copano Energy, L.L.C. to Present at Bank of America’s 35th Annual Investment Conference

[ PR Newswire  •  2005-09-15 ]

HOUSTON, Sept. 15 /PRNewswire-FirstCall/ — Copano Energy, L.L.C. (Nasdaq: CPNO) today announced that John Eckel, its Chairman and Chief Executive Officer, will participate in Bank of America’s 35th Annual Investment Conference at The Ritz-Carlton Hotel in San Francisco to be held Monday, September 19 through Thursday, September 22, 2005.

Copano Energy’s presentation at the conference will be webcast live on Monday, September 19, 2005, at 2:30 p.m. Pacific Time, 5:30 p.m. Eastern Time. To listen to the live audio webcast and view Copano Energy’s presentation material, visit the Company’s website at http://www.copanoenergy.com . A replay of the presentation will be archived on the website shortly after the presentation is concluded.

Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in the Texas Gulf Coast region and in Central and Eastern Oklahoma.

Contacts:                     Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547

Ken Dennard  /  ksdennard@drg-e.com
Jack Lascar  /  jlascar@drg-e.com
DRG&E  /  713-529-6600